TECNOGLASS COMPLETES PAYMENT OBLIGATIONS FOR PURCHASE OF GM&P

BARRANQUILLA, Colombia – May 7, 2018 - Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today announced that it has completed its payment obligations pursuant to the previously-announced acquisition of Giovanni Monti and Partners Consulting and Glazing Contractors, Inc. (“GM&P”).

As reported on March 1, 2017, Tecnoglass entered into and consummated a purchase agreement to acquire GM&P for a total purchase price of $35 million, of which $6 million was paid within 60 days of the agreement. On May 4, 2018, the Company completed the payment of the remaining $29 million purchase price for GM&P through the payment of $6 million of cash on hand, the execution of a $10 million junior subordinated note and the issuance of TGLS ordinary shares. The note will have semi-annual interest-only payments at a fixed rate of 6% per annum and matures in March 2022. The 1,238,095 TGLS ordinary shares had an aggregate value of $13 million. This represented a price of $10.50 per share, or a 23% premium over the last sale price of the TGLS ordinary shares on the date of payment.

José M. Daes, the Company’s Chief Executive Officer, commented, “We are pleased to complete this transaction through a highly accretive payment structure, which also preserves significant financial flexibility to support our growth objectives. GM&P has already exceeded our initial expectations and contributed meaningfully to our U.S. revenue and backlog growth trajectory during the past 14 months. We look forward to additional success through the enhanced vertical integration and market penetration provided by our GM&P operations.”

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies over 900 customers in North, Central and South America, with the United States accounting for more than 70% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

Chief Financial Officer

305-503-9062

investorrelations@tecnoglass.com